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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF HUNTON & WILLIAMS, CHARLOTTE, NC]

                            [FORM OF LEGAL OPINION]

                                 June   , 1998

LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina 27292

     Re:  LSB Bancshares, Inc.
          Registration Statement on Form S-3 (File No. 333-       )

Gentlemen:

     We have acted as counsel for LSB Bancshares, Inc., a North Carolina corporation ("LSB"), and Lexington State Bank, a North Carolina chartered bank and a wholly-owned subsidiary of LSB ("LSB Bank"), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 47,301 shares of common stock of LSB, par value $5.00 per share ("LSB Stock"), to be issued to certain persons upon the exercise of warrants held by such persons and to be sold by such persons (the "Selling Shareholders") pursuant to the Registration Statement.

     As counsel, we have examined and relied upon the originals, or copies certified to our satisfaction, of the certificate of warrant issued to each of the Selling Shareholders and such other documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to any facts material to our opinion expressed below, we have relied upon the representations, warranties and certificates of corporate officers of LSB and LSB Bank. In rendering the opinions expressed below, we have assumed (i) the authenticity and conformity to the original documents of all documents submitted to us as certified, conformed, facsimile or photographic copies, and the genuineness of all signatures on all documents, and (ii) the correctness and completeness of all documents and certificates of all public officials.

     Based on the foregoing, we are of the opinion that the shares of LSB Stock to be issued by LSB to the Selling Shareholders and sold by such Selling Shareholders have been duly authorized by all necessary corporate action, and, upon their issuance and upon their sale, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement.

                                          Very truly yours,

                                          HUNTON & WILLIAMS